CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-214444) pertaining to the Stock Options Subscription Plan 2016-1, Restricted Share Award Plan 2016-1, BSA (Warrants) Subscription Plan 2016-1, BSA (Warrants) Subscription Plan 2016-2 and BSA (Warrants) Issuance Agreements dated June 28, 2016 of Sequans Communications S.A.,

(2)	Registration Statement (Form S-8 No. 333-219430) pertaining to the Stock Option subscription Plan 2017-1, Restricted Share Aware Plan 2017-1, Restricted Share Aware Plan 2017-2, Restricted Share Aware Plan 2017-3, BSA (Warrants) Issuance Agreement 2017-1, BSA (Warrants) Issuance Agreement 2017-2 and BSA (Warrants) Issuance Agreements dated June 30, 2017 of Sequans Communications S.A.,
(3)
Registration Statement (Form S-8 No. 333-226458) pertaining to the Stock Option Subscription Plan 2018, Restricted Share Award Plan 2018-1, Restricted Share Award Plan 2018-2, BSA 2018-1 (Warrants) Issuance Agreement, BSA 2018-2 (Warrants) Issuance Agreement, BSA (Warrants) Issuance Agreement, dated June 29, 2018, and Restricted Share Award Plan 2018-4 of Sequans Communications S.A.,

(4)
Registration Statement (Form S-8 No. 333-233473) pertaining to the Stock Option Subscription Plan 2019, Restricted Share Award Plan 2019-1, Restricted Share Award Plan 2019-2, BSA 2019-1 (Warrants) Issuance Agreement, BSA 2019-2 (Warrants) Issuance Agreement, and BSA (Warrants) Issuance Agreement, Dated July 1, 2019 of Sequans Communications S.A.,

(5)
Registration Statement (Form S-8 No. 333-239968) pertaining to the Stock Option Subscription Plan 2020, Restricted Share Award Plan 2020-1, Restricted Share Award Plan 2020-2, BSA 2020-1 (Warrants) Issuance Agreement, BSA 2020-2 (Warrants) Issuance Agreement, and Stock warrants Issuance Agreement, Dated June 29, 2020 of Sequans Communications S.A.,

(6)
Registration Statement (Form S-8 No. 333-259914 ) pertaining to the Stock Option Subscription Plan 2021, Restricted Share Award Plan 2021-1, Restricted Share Award Plan 2021-2, Partner Warrants 2021-1 Issuance Agreement, Partner Warrants 2021-2 Issuance Agreement, Director Warrants Issuance Agreement dates June 25, 2021,

(7)
Registration Statement (Form S-8 No. 333-266481) pertaining to Stock Option Subscription Plan 2022, Restricted Share Award Plan 2022-1, Restricted Share Award Plan 2022-2, Partner Warrants 2022-1 Issuance Agreement, Partner Warrants 2022-2 Issuance Agreement, Director Warrants Issuance Agreement, Dated June 24, 2022

(8)
Registration Statement (Form S-8 No. 333-289027) pertaining to Restricted Share Award Plan 2025, Partner Warrants 2025 Issuance Agreement, Partner Warrants 2024 Issuance Agreement, Partner Warrants 2023 Issuance Agreement, Director Warrants Issuance Agreement Dated June 25, 2025, Director Warrants Issuance Agreement Dated June 28, 2024 and Director Warrants Issuance Agreement Dated June 27, 2023

(9)
Registration Statement (Form F-3 No. 333-271884) pertaining to registering for resale 11,683,493 ADSs, representing 46,733,972 ordinary shares issued by Sequans Communications S.A, to the Selling Securityholders on April 13, 2023, pursuant to the Securities Purchase Agreement, and on January 11, 2022, pursuant to the Renesas Securities Purchase Agreement.

(10)
Registration Statement (Form F-3 No. 333-288708) pertaining to registering for resale of up to 1,822,500,010 of our ordinary shares represented by up to 182,250,001 ADSs, consisting of: (i) up to 1,350,000,030 ordinary shares represented by 135,000,003 ADSs (such ADSs, the “Conversion Shares”), or pre-funded warrants (the “Pre-Funded Warrants”) in lieu thereof, issuable upon the conversion of secured convertible debentures held by the Selling Stockholders (the “Secured Convertible Debentures”), (ii) 270,000,000 ordinary shares represented by 27,00,000 ADSs as “Interest ADSs” (as defined in the Secured Convertible Debentures), and (iii) 202,499,980 ordinary shares represented by 20,249,998 American Depositary Shares (such ADSs, the “Warrant Shares”), or Pre-Funded Warrants in lieu thereof, issuable upon the exercise of common warrants (the “Warrants”), pursuant to certain Registration Rights Agreements dated as of July 7, 2025.

(11)
Registration Statement (Form F-3 No. 333-288709) pertaining registering for resale 1,603,612,940 ordinary shares represented by 160,361,294 ADSs, consisting of: (i) 1,171,987,620 ordinary shares represented by 117,198,762 ADSs (such ADSs, the “Shares”), (ii) 222,458,520 ordinary shares represented by 22,245,852 ADSs (such ADSs, “the “Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”), and (iii) 209,166,800 ordinary shares represented by 20,916,680 ADSs (such ADSs, the “Warrant Shares”), or Pre-Funded Warrants in lieu thereof, issuable upon the exercise of common warrants (the “Warrants”), pursuant to certain Registration Rights Agreements dated as of July 4, 2025;

of our report dated May 11, 2026, with respect to the consolidated financial statements of Sequans Communications S.A. included in this Annual Report (Form 20-F) of Sequans Communications S.A. for the year ended December 31, 2025.

/s/ Ernst & Young Audit
Paris - La Défense, France

May 11, 2026